UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): April 28, 2020 (April 28, 2020)

PACIFIC PREMIER BANCORP, INC.

(Exact name of registrant as specified in its charter)

Delaware (State or other jurisdiction of incorporation)	000-22193 (Commission File Number)	33-0743196 (I.R.S. Employer Identification No.)

17901 Von Karman Avenue, Suite 1200, Irvine, CA	92614
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (949) 864-8000

Not Applicable

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☒	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§ 230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§ 240.12b-2 of this chapter).

Emerging Growth Company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Securities registered pursuant to Section 12(b) of the Act:

Title of Each Class	Trading Symbol	Name of Each Exchange on Which Registered
Common Stock, par value $0.01 per share	PPBI	NASDAQ Stock Market

ITEM 8.01.	OTHER EVENTS

On February 3, 2020, Pacific Premier Bancorp, Inc., a Delaware corporation (“PPBI” or “Pacific Premier”), announced that it and its wholly-owned subsidiary, Pacific Premier Bank, a California-chartered commercial bank (“Pacific Premier Bank”), had entered into an Agreement and Plan of Reorganization, dated as of January 31, 2020 (the “Agreement”), with Opus Bank, a California-chartered commercial bank (“Opus” or “Opus Bank”). Pursuant to the terms of the Agreement, PPBI proposes to acquire Opus by merging Opus with and into Pacific Premier Bank, with Pacific Premier Bank as the surviving institution (the “Proposed Merger”).

This Current Report on Form 8-K (this “Form 8-K”) supplements disclosures included in the joint proxy statement/prospectus (the “joint proxy statement/prospectus”) included in the Registration Statement on Form S-4 dated March 16, 2020 (File No. 333-237188), as amended by Amendment No. 1, dated April 6, 2020 (the “Registration Statement”), filed by PPBI with the U.S. Securities and Exchange Commission (the “SEC”), and declared effective by the SEC on April 7, 2020. PPBI and Opus mailed the joint proxy statement/prospectus to their respective shareholders on or about April 7, 2020. The information contained in this Form 8-K is incorporated by reference into the joint proxy statement/prospectus and should be read in conjunction with the joint proxy statement/prospectus, which should be read in its entirety. To the extent that information in this Form 8-K differs from or updates information contained in the joint proxy statement/prospectus, the information contained in this Form 8-K supersedes the information contained in the joint proxy statement/prospectus. Capitalized terms used in this Form 8-K, but not otherwise defined, shall have the meanings ascribed to such terms in the joint proxy statement/prospectus.

PPBI Results of Operations and Financial Condition for the Quarter Ended and as of March 31, 2020

On April 28, 2020, PPBI reported net income for the first quarter of 2020 of $25.7 million, or $0.43 per diluted share, compared with net income of $41.1 million, or $0.69 per diluted share, for the fourth quarter of 2019 and net income of $38.7 million, or $0.62 per diluted share, for the first quarter of 2019. PPBI’s financial results for the first quarter of 2020 include a current period provision for credit losses of $25.5 million as a result of the adoption by PPBI of the new current expected credit losses (“CECL”) model and from PPBI forecasting future losses related to the coronavirus pandemic (“COVID-19”) and merger-related expense of $1.7 million.

For the three months ended March 31, 2020, PPBI’s return on average assets (“ROAA”) was 0.89%, return on average equity (“ROAE”) was 5.05% and return on average tangible common equity (“ROATCE”) was 9.96%, compared to 1.42%, 8.20% and 15.89%, respectively, for the fourth quarter of 2019 and 1.34%, 7.78% and 15.45%, respectively, for the first quarter of 2019. PPBI’s total assets were $12.0 billion at March 31, 2020, compared with $11.8 billion at December 31, 2019 and $11.6 billion at March 31, 2019. PPBI loans held for investment amounted to $8.8 billion at Mach 31, 2020, compared to $8.7 billion at December 31, 2019 and $8.9 billion at March 31, 2019. PPBI’s total deposits were $9.1 billion at March 31, 2020, compared with $8.9 billion at December 31, 2019 and $8.7 billion at March 31, 2019. PPBI’s total stockholders’ equity amounted to $2.0 billion at each of March 31, 2020, December 31, 2019 and March 31, 2019.

Opus Bank Results of Operations and Financial Condition for the Quarter Ended and as of March 31, 2020

On April 28, 2020, Opus reported a net loss of $84.8 million, or $(2.34) per diluted share, for the first quarter of 2020, compared to net income of $20.3 million, or $0.53 per diluted share, for the fourth quarter of 2019 and net income of $10.9 million, or $0.28 per diluted share, for the first quarter of 2019. The net loss during the first quarter of 2020 included a $96.2 million non-cash impairment charge to write off a portion of the balance of goodwill, as well as $2.9 million of merger related expenses. Together, these items negatively impacted Opus’s first quarter 2020 earnings by $2.69 per diluted share. Opus’s financial results for the first quarter of 2020 include a current period provision for credit losses of $7.6 million related to loans and $1.2 million related to unfunded commitments, for a total provision of $8.7 million, reflecting the adoption by Opus of the CECL model and the economic outlook related to the COVID-19 pandemic.

For the three months ended March 31, 2020, Opus’s ROAA was (4.26)%, ROAE was (30.79)% and ROATCE was (47.74)%, compared to 1.02%, 7.37% and 11.54%, respectively, for the fourth quarter of 2019 and 0.60%, 4.19% and 6.76%, respectively, for the first quarter of 2019. Opus’s total assets were $8.4 billion at March 31, 2020 compared with $8.0 billion at December 31, 2019 and $7.7 billion at March 31, 2019. Opus’s total loans amounted to $6.0 billion at March 31, 2020, compared to $5.9 billion at December 31, 2019 and $5.5 billion at March 31, 2019. Opus’s total deposits were $6.7 billion at March 31, 2020, compared to $6.5 billion at December 31, 2019 and $6.1 billion at March 31, 2019. Opus’s total stockholders’ equity amounted to $1.0 billion at March 31, 2020, compared to $1.1 billion at December 31, 2019 and $1.0 billion at March 31, 2019.

Disclaimers Regarding Forecasts, Projections and other Prospective Financial Information

Neither PPBI nor Opus, as a matter of course, publicly disclose forecasts or internal projections as to its respective future performance, revenues, earnings, financial condition or other results given, among other reasons, the inherent uncertainty of the underlying assumptions and estimates, other than, from time to time, estimated ranges of certain expected financial results and operational metrics for the current year, interim periods within the current year, and certain future years in their respective regular earnings press releases and other investor materials.

However, in connection with the merger, and as described in the joint proxy statement/prospectus, the publicly-available mean analyst earnings per share estimates for PPBI for the years ending December 31, 2020 and December 31, 2021 (taking into account certain adjustments for CECL accounting standards), as provided by, discussed with, and/or confirmed by PPBI management and relied upon by each of D.A. Davidson and Piper Sandler, were $2.40 and $2.49, respectively. The publicly-available mean analyst earnings per share estimates for Opus for the years ending December 31, 2020 and December 31, 2021 (taking into account certain adjustments for CECL accounting standards), as provided by, discussed with, and/or confirmed by PPBI management, and relied upon by D.A. Davidson, were $1.65 and $1.82, respectively. The estimated long-term annual earnings per share growth rate for PPBI, as discussed with and/or confirmed by PPBI management, and relied upon by each of D.A. Davidson and Piper Sandler, was 7.5% for the years thereafter ending December 31, 2025 (and ending December 31, 2024, in the case of Piper Sandler). The estimated long-term annual earnings per share growth rate for Opus for the years thereafter, as discussed with, and/or confirmed by PPBI management, and relied upon by D.A. Davidson, was 5.0%. The estimated long-term annual asset growth rate for PPBI for the years ending December 31, 2022, December 31, 2023, and December 31, 2024, as provided by PPBI management and relied upon by each of D.A. Davidson and Piper Sandler, was 4.0%. PPBI management also provided an estimated annual dividend payout ratio for PPBI for the years ending December 31, 2020 through December 31, 2024 of 42.0%, which information was relied on by each of D.A. Davidson and Piper Sandler for purposes of its respective financial analyses. This prospective financial information was approved by PPBI for D.A. Davidson’s and Piper Sandler’s, as applicable, use and reliance in performing its respective financial analyses in connection with D.A. Davidson’s fairness opinion, as described in the section of the joint proxy statement/prospectus entitled “The Merger – Opinion of Pacific Premier’s Financial Advisor” and Piper Sandler’s fairness opinion, as described in the section of the joint proxy statement/prospectus entitled “The Merger – Opinion of Opus’s Financial Advisor”.

Moreover, in connection with the merger, and as described in the joint proxy statement/prospectus, the publicly-available mean analyst earnings per share estimates for Opus for the years ending December 31, 2020 and December 31, 2021 (taking into account certain adjustments for CECL accounting standards), as provided by Opus management and relied upon by Piper Sandler, were $1.65 and $1.82, respectively. The estimated long-term annual earnings per share growth rate for Opus for the years ending December 31, 2022, December 31, 2023, and December 31, 2024, as provided by Opus management and relied upon by Piper Sandler, was 7.5%. The estimated long-term annual asset growth rate for Opus for the years ending December 31, 2022, December 31, 2023, and December 31, 2024, as provided by Opus management and relied upon by Piper Sandler, was 5.0%. Management of Opus also directed Piper Sandler to assume for purposes of its analyses an annual dividend increase for Opus of $0.04 per share, which assumed increase resulted in estimated dividends per share for Opus for the years ending December 31, 2020 through December 31, 2024 of $0.48, $0.52, $0.56, $0.60 and $0.64, respectively. This prospective financial information was approved by Opus for Piper Sandler’s use and reliance in performing its financial analyses in connection with Piper Sandler’s fairness opinion, as described in the section of the joint proxy statement/prospectus entitled “The Merger – Opinion of Opus’s Financial Advisor”.

We refer to the information described in the immediately preceding two paragraphs collectively as “prospective financial information.” A summary of certain significant elements of this prospective financial information is included to supplement the joint proxy statement/prospectus solely for the purpose of providing PPBI and Opus shareholders access to certain publicly-available and nonpublic information made available to D.A. Davidson and Piper Sandler.

Neither PPBI nor Opus endorse the prospective financial information as necessarily predictive of actual future results. Furthermore, although presented with numerical specificity, the prospective financial information reflects numerous estimates and assumptions made by PPBI and Opus senior management at the time such prospective financial information was prepared, discussed or approved for use by D. A. Davidson and Piper Sandler. The prospective financial information represents PPBI senior management’s evaluation of PPBI’s and Opus’s expected future performance and Opus senior management’s evaluation of Opus’s expected future financial performance, in each case, on a stand-alone basis, without reference to the merger. In addition, since the prospective financial information covers multiple years, such information by its nature becomes subject to greater uncertainty with each successive year. These and the other estimates and assumptions underlying the prospective financial information involve judgments with respect to, among other things, economic, competitive, regulatory and financial market conditions and future business decisions that may not be realized and that are inherently subject to significant business, economic, competitive and regulatory uncertainties and contingencies, including, among other things, the inherent uncertainty of the business and economic conditions affecting the industries in which PPBI and Opus operate and the risks and uncertainties described in the sections of the joint proxy statement/prospectus entitled “Risk Factors” and “Cautionary Statement Concerning Forward-Looking Statements” and in the reports that PPBI files with the SEC and Opus files with the FDIC from time to time, all of which are difficult to predict and many of which are outside the control of PPBI and Opus and will be beyond the control of the combined company. There can be no assurance that the underlying assumptions or projected results will be realized, and actual results could differ materially from those reflected in the prospective financial information, whether or not the merger is completed. Further, these assumptions do not include all potential actions that the senior management of PPBI and Opus could or might have taken during these time periods. Supplementing the joint proxy statement/prospectus with the unaudited prospective financial information included herein should not be regarded as an indication that PPBI and Opus or their respective boards of directors or advisors considered, or now consider, this prospective financial information to be material information to any PPBI or Opus shareholders, as the case may be, particularly in light of the inherent risks and uncertainties associated with such prospective financial information, or that it should be construed as financial guidance, and it should not be relied on as such. This information was prepared solely for internal use and is subjective in many respects and thus is susceptible to multiple interpretations and periodic revisions based on actual experience and business developments. The prospective financial information is not fact and should not be relied upon as necessarily indicative of actual future results. The prospective financial information also reflects numerous variables, expectations and assumptions available at the time it was prepared as to certain business decisions that are subject to change and does not take into account any circumstances or events occurring after the date they were prepared, including the transactions contemplated by the merger agreement or the possible financial and other effects on PPBI or Opus of the merger, and does not attempt to predict or suggest actual future results of the combined company or give effect to the merger, including the effect of negotiating or executing the merger agreement, the costs that may be incurred in connection with consummating the merger, the potential synergies that may be achieved by the combined company as a result of the merger, the effect on PPBI or Opus of any business or strategic decision or action that has been or will be taken as a result of the merger agreement having been executed, or the effect of any business or strategic decisions or actions which would likely have been taken if the merger agreement had not been executed, but which were instead altered, accelerated, postponed or not taken in anticipation of the merger. Further, the prospective financial information does not take into account the effect of any possible failure of the merger to occur. No assurances can be given that if the prospective financial information and the underlying assumptions had been prepared as of the date of the joint proxy statement/prospectus, similar assumptions would be used. In addition, the prospective financial information may not reflect the manner in which the combined company would operate after the merger.

The prospective financial information was not prepared for the purpose of, or with a view toward, public disclosure or complying with the guidelines established by the American Institute of Certified Public Accountants for preparation and presentation of prospective financial information, published guidelines of the SEC or FDIC regarding forward-looking statements or generally accepted accounting principles. Neither Crowe LLP (PPBI’s independent registered public accounting firm), RSM US LLP (Opus’s independent registered public accounting firm) nor any other independent registered public accounting firm, has audited, reviewed, examined, compiled nor applied any procedures with respect to the prospective financial information and, accordingly, neither Crowe LLP nor RSM US LLP has expressed any opinion or given any other form of assurance with respect thereto or its achievability and Crowe LLP and RSM US LLP assume no responsibility for the prospective financial information and disclaims any association with the prospective financial information.

Supplemental Information Regarding the D.A. Davidson Fairness Opinion

As described in the joint proxy statement/prospectus, in connection with the execution of the Agreement, D.A. Davidson provided PPBI’s Board of Directors with an opinion as to the fairness, as of January 31, 2020, and based upon and subject to assumptions made, procedures followed, matters considered and limitations on the review undertaken, the merger consideration to be paid to the Opus shareholders was fair, from a financial point of view, to Pacific Premier in the proposed merger. In rendering its opinion, D.A. Davidson, in relevant part, conducted a net present value analysis of PPBI and Opus, analyzed companies comparable to PPBI and analyzed precedent transactions. The discussion that follows, much of which is a recitation of publicly-available information, supplements the discussion contained in the section of the joint proxy statement/prospectus entitled “The Merger – Opinion of Pacific Premier’s Financial Advisor.”

Net Present Value Analysis of PPBI. As described in the joint proxy statement/prospectus, D.A. Davidson performed an analysis that estimated the net present value per share of PPBI common stock under various circumstances. Those disclosures are supplemented as follows. The publicly-available, average-consensus “street estimates” for the years ending December 31, 2020 and December 31, 2021, as relied on by D.A. Davison and discussed with and confirmed by PPBI management, are $2.40 and $2.49 earnings per share, respectively. The estimated long-term growth rate for the years thereafter, as relied on by D.A. Davidson and discussed with and confirmed by PPBI management, is 7.50%. To approximate the terminal value of PPBI common stock at December 31, 2025, D.A. Davidson applied price to earnings multiples of 10.0x to 24.0x and multiples of tangible book value ranging from 120.0% to 240.0%, which was based on a comparable companies analysis and D.A. Davidson’s professional judgment. The table set forth below illustrates the price to earnings multiples and multiples of tangible book value, and the correspondent resulting terminal values.

Terminal Value, Based on Earnings

Price / Earnings	10.0x	12.0x	14.0x	16.0x	18.0x	20.0x	22.0x	24.0x
Terminal Values as of December 31, 2025	$33.25	$39.90	$46.55	$53.21	$59.86	$66.51	$73.16	$79.81

Terminal Value, Based on Tangible Book Value

Price / Tangible Book Value	120.0%	140.0%	160.0%	180.0%	200.0%	220.0%	240.0%
Terminal Values as of December 31, 2025	$34.24	$39.95	$45.65	$51.36	$57.07	$62.77	$68.48

Net Present Value Analysis for Opus. As described in the joint proxy statement/prospectus, D.A. Davidson performed an analysis that estimated the net present value per share of Opus common stock under various circumstances. Those disclosures are supplemented as follows. The publicly-available, average-consensus “street estimates” for the years ending December 31, 2020 and December 31, 2021, as relied on by D.A. Davison and discussed with and confirmed by PPBI management, are $1.65 and $1.82 earnings per share, respectively. The estimated long-term growth rate for the years thereafter, as relied on by D.A. Davidson and discussed with and confirmed by PPBI management, is 5.00%. To approximate the terminal value of Opus common stock at December 31, 2025, D.A. Davidson applied price to earnings multiples of 10.0x to 24.0x and multiples of tangible book value ranging from 120.0% to 240.0%, which was based on a comparable companies analysis and D.A. Davidson’s professional judgement. The table set forth below illustrates the price to earnings multiples and multiples of tangible book value, and the correspondent resulting terminal values.

Terminal Value, Based on Earnings

Price / Earnings	10.0x	12.0x	14.0x	16.0x	18.0x	20.0x	22.0x	24.0x
Terminal Values as of December 31, 2025	$22.16	$26.59	$31.02	$35.46	$39.89	$44.32	$48.75	$53.19

Terminal Value, Based on Tangible Book Value

Price / Tangible Book Value	120.0%	140.0%	160.0%	180.0%	200.0%	220.0%	240.0%
Terminal Values as of December 31, 2025	$34.67	$40.45	$46.23	$52.01	$57.79	$63.57	$69.34

Pacific Premier Comparable Companies Analysis. As described in the joint proxy statement/prospectus, D.A. Davidson used publicly-available information to compare selected financial and market trading information for Pacific Premier and a group of 10 financial institutions selected by D.A. Davidson which: (i) were headquartered in the Arizona, California, Colorado, Idaho, Montana, Nevada, New Mexico, Oregon, Utah, Washington, or Wyoming; (ii) had their common stock traded on the New York Stock Exchange or NASDAQ; (iii) had assets between $10.0 billion and $30.0 billion; and (iv) were not pending merger targets or ethnic-focused banks. The following table summarized the publicly-available data utilized by D.A. Davidson in this analysis.

Company Name	Price / MRQ Earnings Per Share		Price / LTM Earnings Per Share		Price / 2020E Earnings Per Share		Price / 2021E Earnings Per Share		Price / Tangible Book Value Per Share
Axos Financial, Inc.	10.6	x	10.9	x	9.3	x	8.9	x	170.1%
Banner Corporation	13.7	x	12.4	x	12.8	x	12.2	x	156.0%
Columbia Banking System, Inc.	15.5	x	14.8	x	15.9	x	15.4	x	210.9%
CVB Financial Corp.	14.2	x	14.2	x	15.1	x	14.8	x	229.1%
First Interstate BancSystem, Inc.	12.2	x	13.8	x	12.7	x	12.3	x	195.9%
Glacier Bancorp, Inc.	17.4	x	18.2	x	17.5	x	17.1	x	277.1%
PacWest Bancorp	9.1	x	9.1	x	10.5	x	10.3	x	179.5%
Umpqua Holdings Corporation	11.3	x	10.7	x	11.5	x	10.6	x	152.4%
Washington Federal, Inc.	10.3	x	12.4	x	14.8	x	14.0	x	155.3%
Western Alliance Bancorporation	11.3	x	11.7	x	11.3	x	10.4	x	213.8%

Precedent Transaction Analysis. As described in the joint proxy statement/prospectus, D.A. Davidson used publicly-available information to review three sets of comparable merger and acquisition transactions. The sets of mergers and acquisitions included: (1) “Nationwide Transactions Since 2018,” (2) “Nationwide Transactions Since 2019,” and (3) “Western United States Transactions”. The tables that follow summarize the publicly-available data utilized by D.A. Davidson in connection with the merger and acquisition transactions that D.A. Davidson reviewed.

Nationwide Transactions Since 2018

Acquirer	Target	Transaction Price / Tangible Book Value (Per Share)	Transaction Price / Tangible Book Value (Aggregate)	Transaction Price / Last Twelve Months EPS		One Day Market Premium	Tangible Book Premium / Core Deposits
Ameris Bancorp	Fidelity Southern Corporation	180.7%	184.4%	16.0	x	27.1%	8.8%
BOK Financial Corporation	CoBiz Financial Inc.	288.7%	289.6%	25.6	x	4.0%	20.5%
CenterState Bank Corporation	National Commerce Corporation	202.6%	208.4%	22.4	x	5.1%	15.1%
CIT Group Inc.	Mutual of Omaha Bank	124.9%	124.9%	10.9	x	-	3.2%
CVB Financial Corp.	Community Bank	247.4%	250.3%	32.5	x	-	21.0%
FB Financial Corporation	Franklin Financial Network, Inc.	148.3%	159.1%	25.8	x	14.5%	8.8%
Independent Bank Corp.	Blue Hills Bancorp, Inc.	177.9%	185.6%	35.0	x	12.0%	19.2%
Independent Bank Group, Inc.	Guaranty Bancorp	319.0%	319.1%	23.7	x	15.2%	25.5%
Pacific Premier Bancorp, Inc.	Grandpoint Capital, Inc.	212.2%	220.9%	25.1	x	-	16.7%
People's United Financial, Inc.	United Financial Bancorp, Inc.	125.2%	126.0%	13.2	x	4.5%	4.4%
People's United Financial, Inc.	First Connecticut Bancorp, Inc.	186.6%	199.5%	29.9	x	24.3%	13.0%
Union Bankshares Corporation	Access National Corporation	243.4%	247.7%	22.3	x	8.8%	16.4%
United Bankshares, Inc.	Carolina Financial Corporation	207.1%	233.0%	16.3	x	15.7%	27.4%
Valley National Bancorp	Oritani Financial Corp.	138.4%	140.3%	13.7	x	0.5%	10.2%
WesBanco, Inc.	Old Line Bancshares, Inc.	177.0%	178.2%	14.0	x	12.7%	12.7%

Nationwide Transactions Since 2019

Acquirer	Target	Transaction Price / Tangible Book Value (Per Share)	Transaction Price / Tangible Book Value (Aggregate)	Transaction Price / Last Twelve Months EPS		One Day Market Premium	Tangible Book Premium / Core Deposits
CIT Group Inc.	Mutual of Omaha Bank	124.9%	124.9%	10.9	x	-	3.2%
FB Financial Corporation	Franklin Financial Network, Inc.	148.3%	159.1%	25.8	x	14.5%	8.8%
First Defiance Financial Corp.	United Community Financial Corp.	160.0%	161.7%	12.5	x	1.8%	9.2%
Mechanics Bank	Rabobank, National Association	156.9%	156.9%	14.5	x	-	8.2%
Northwest Bancshares, Inc.	MutualFirst Financial, Inc.	178.4%	184.1%	16.0	x	25.7%	11.4%
People's United Financial, Inc.	United Financial Bancorp, Inc.	125.2%	126.0%	13.2	x	4.5%	4.4%
Prosperity Bancshares, Inc.	LegacyTexas Financial Group, Inc.	216.0%	221.0%	12.7	x	9.3%	21.3%
Sandy Spring Bancorp, Inc.	Revere Bank	173.4%	179.8%	14.8	x	-	12.9%
Simmons First National Corporation	Landrum Company	180.9%	180.9%	14.3	x	-	8.4%
United Bankshares, Inc.	Carolina Financial Corporation	207.1%	233.0%	16.3	x	15.7%	27.4%
Valley National Bancorp	Oritani Financial Corp.	138.4%	140.3%	13.7	x	0.5%	10.2%
WesBanco, Inc.	Old Line Bancshares, Inc.	177.0%	178.2%	14.0	x	12.7%	12.7%

Western United States Transactions

Acquirer	Target	Transaction Price / Tangible Book Value (Per Share)	Transaction Price / Tangible Book Value (Aggregate)	Transaction Price / Last Twelve Months EPS		One Day Market Premium	Tangible Book Premium / Core Deposits
BOK Financial Corporation	CoBiz Financial Inc.	288.7%	289.6%	25.6	x	4.0%	20.5%
Columbia Banking System, Inc.	Pacific Continental Corporation	316.9%	325.0%	30.0	x	36.1%	21.4%
CVB Financial Corp.	Community Bank	247.4%	250.3%	32.5	x	-	21.0%
Enterprise Financial Services Corp	Trinity Capital Corporation	199.9%	208.3%	38.6	x	-	10.9%
Glacier Bancorp, Inc.	Heritage Bancorp	239.6%	239.6%	12.9	x	-	20.8%
Heartland Financial USA, Inc.	Citywide Banks of Colorado, Inc.	181.9%	181.9%	18.9	x	-	8.2%
Independent Bank Group, Inc.	Guaranty Bancorp	319.0%	319.1%	23.7	x	15.2%	25.5%
Mechanics Bank	Rabobank, National Association	156.9%	156.9%	14.5	x	-	8.2%
Pacific Premier Bancorp, Inc.	Grandpoint Capital, Inc.	212.2%	220.9%	25.1	x	-	16.7%
Pacific Premier Bancorp, Inc.	Plaza Bancorp	186.6%	192.3%	17.0	x	-	12.5%
PacWest Bancorp	CU Bancorp	271.7%	272.7%	25.3	x	-0.1%	16.4%
TriCo Bancshares	FNB Bancorp	259.9%	273.1%	24.2	x	15.5%	21.2%

Supplemental Information Regarding the Piper Sandler Fairness Opinion

As described in the joint proxy statement/prospectus, Piper Sandler provided the Opus Board of Directors with an opinion as to the fairness, from a financial point of view, of the exchange ratio in the Proposed Merger to the holders of Opus common stock. The discussion that follows, much of which is a recitation of publicly-available information, supplements the disclosures and summary of Piper Sandler’s analyses contained in certain subsections of the section of the joint proxy statement/prospectus entitled “The Merger – Opinion of Opus’s Financial Advisor.”

Comparable Companies Analyses. As described in the joint proxy statement/prospectus, Piper Sandler used publicly-available information to compare selected financial information for Opus with two groups of financial institutions selected by Piper Sandler, which are referred to in the joint proxy statement/prospectus as the “Opus West Coast Peer Group” and the “Opus Nationwide Multifamily Lender Peer Group.” The following tables summarize the publicly-available data utilized by Piper Sandler in its analyses for each of the Opus West Coast Peer Group and the Opus Nationwide Multifamily Lender Peer Group.

Opus West Coast Peer Group

Financial Data as of December 31, 2019			Balance Sheet / Asset Quality			Capital Position				LTM Profitability				Valuation as of January 31, 2020
														Price /
								Total	CRE /
				Loans/	NPAs /	TCE /	Tier 1	RBC	Total				Efficiency		LTM	2020E	2021E	Dividend	Market
			Assets	Deposits	Assets	TA	Ratio	Ratio	RBC	ROAA	ROATCE	NIM	Ratio	TBV	EPS	EPS	EPS	Yield	Cap
Company	State	Ticker	($M)	(%)	(%)	(%)	(%)	(%)	(%)	(%)	(%)	(%)	(%)	(%)	(x)	(x)	(x)	(%)	($M)
Banc of California, Inc.	CA	BANC	7,828	109.7	0.64	8.67	14.83	15.90	282.2	0.26	0.70	2.89	71.26	120	NM	24.4	18.7	1.5	812
Luther Burbank Corporation	CA	LBC	7,046	119.0	0.11¹	8.68	17.02	17.97	598.5	0.69	8.20	1.84	46.86	94	11.9	11.0	9.6	2.2	577
HomeStreet, Inc.	WA	HMST	6,812	95.8	0.99¹	9.52	12.47	13.36	344.3	0.25	2.74	2.92	81.13	119	NM	14.6	11.9	0.0	767
TriCo Bancshares	CA	TCBK	6,471	80.3	0.38¹	10.63	14.40	15.10	307.3	1.43	15.33	4.47	57.84	168	12.1	12.8	12.4	2.4	1,111
First Foundation Inc.	CA	FFWM	6,314	93.0	0.25¹	8.31	10.42²	10.91²	563.2	0.92	12.01	2.87	60.13	143	13.2	11.4	10.3	1.7	737
Westamerica Bancorporation	CA	WABC	5,620	23.4	0.13¹	11.07	16.55²	17.20²	68.1	1.44	14.63	3.11	47.03	282	21.3	21.4	21.0	2.6	1,714
Heritage Financial Corporation	WA	HFWA	5,553	82.2	1.08¹	10.42	12.00	12.70	243.1	1.25	13.34	4.19	61.45	171	14.1	15.1	14.3	2.9	942
Hanmi Financial Corporation	CA	HAFC	5,538	98.1	1.17¹	9.98	11.77	14.99	355.8	0.60	5.97	3.37	61.24	94	15.9	10.2	9.8	5.7	513

(1) Bank-level financial data shown
(2) Financial data as of September 30, 2019

Opus Nationwide Multifamily Lender Peer Group

Financial Data as of December 31, 2019			Balance Sheet / Asset Quality				Capital Position				LTM Profitability				Valuation as of January 31, 2020
															Price /
									Total	CRE /
				Loans/	NPAs /	Multi	TCE /	Tier 1	RBC	Total				Efficiency		LTM	2020E	2021E	Dividend	Market
			Assets	Deposits	Assets	Family	TA	Ratio	Ratio	RBC	ROAA	ROATCE	NIM	Ratio	TBV	EPS	EPS	EPS	Yield	Cap
Company	State	Ticker	($M)	(%)	(%)	(%)	(%)	(%)	(%)	(%)	(%)	(%)	(%)	(%)	(%)	(x)	(x)	(x)	(%)	($M)
Investors Bancorp, Inc.	NJ	ISBC	26,699	121.5	0.46	36.0	9.49	14.32²	15.46²	429.4	0.73	6.87	2.52	59.38	113	16.3	13.2	12.3	3.6	2,854
Customers Bancorp, Inc.	PA	CUBI	11,521	110.6	0.27¹	25.0	7.13	10.11	12.21	358.5	0.74	8.60	2.75	63.10	82	10.4	7.2	6.8	0.0	670
Luther Burbank Corporation	CA	LBC	7,046	119.0	0.11¹	64.0	8.68	17.02	17.97	598.5	0.69	8.20	1.84	46.86	94	11.9	11.0	9.6	2.2	577
Flushing Financial Corporation	NY	FFIC	7,018	113.9	0.24	38.9	8.05	11.77	13.62	546.7	0.59	7.57	2.47	66.39	99	13.8	11.7	10.6	4.2	553
Kearny Financial Corp.	NJ	KRNY	6,610	107.3	0.42	41.3	13.74	22.43²	23.25²	333.0	0.64	4.71	2.42	63.87	120	25.2	25.2	--	2.3	1,025
Dime Community Bancshares, Inc.	NY	DCOM	6,354	124.7	0.17¹	63.4	8.59	11.15	14.08	678.9	0.57	6.56	2.41	57.48	126	19.2	12.7	11.6	2.9	682
First Foundation Inc.	CA	FFWM	6,314	93.0	0.25¹	52.6¹	8.31	10.42²	10.91²	563.2	0.92	12.01	2.87	60.13	143	13.2	11.4	10.3	1.7	737
ConnectOne Bancorp, Inc.	NJ	CNOB	6,174	107.3	1.15	29.7	9.38	10.04	12.95	448.0	1.22	13.77	3.33	40.51	147	11.4	9.8	9.2	1.5	823
Amalgamated Bank	NY	AMAL	5,325	74.8	1.25	28.1	8.87	13.01	14.01	285.7	0.96	10.72	3.55	65.27	115	11.7	11.3	10.3	1.9	543
Peapack-Gladstone Financial Corp.	NJ	PGC	5,183	103.5	0.60	27.4¹	9.01	11.14	14.20	388.0	0.99	10.64	2.63	58.97	119	12.0	11.4	10.8	0.7	538
Northfield Bancorp, Inc.	NJ	NFBK	5,055	100.8	0.47	67.2¹	13.09	16.62²	17.36²	402.5	0.86	6.28	2.55	58.30	119	18.7	19.4	17.5	2.8	781
Waterstone Financial, Inc.	WI	WSBF	1,996	130.0	0.54	36.3¹	19.69	24.92²	25.73²	197.9	1.82	9.18	2.83	74.57	121	12.8	14.9	14.3	2.7	447
BankFinancial Corporation²	IL	BFIN	1,492	94.8	0.11	47.3	11.65	15.47	16.17	393.3¹	1.02	8.72	3.61	68.39	110	12.9	17.1	12.0	3.2	192
Provident Financial Holdings, Inc.	CA	PROV	1,107	113.8	0.31	50.5	11.18	16.62	17.65	490.8¹	0.51	4.59	3.55	77.04	133	NM	14.3	11.8	2.5	165

(1) Bank-level financial data shown
(2) Financial data as of September 30, 2019

Piper Sandler also used publicly-available information to compare selected financial information for Pacific Premier with a group of financial institutions selected by Piper Sandler, which is referred to in the joint proxy statement/prospectus as the “Pacific Premier Peer Group.” The following table summarizes the publicly-available data utilized by Piper Sandler in its analysis for the Pacific Premier Peer Group.

Financial Data as of December 31, 2019			Balance Sheet / Asset Quality			Capital Position				LTM Profitability				Valuation as of January 31, 2020
														Price /
								Total	CRE /
				Loans/	NPAs /	TCE /	Tier 1	RBC	Total				Efficiency		LTM	2020E	2021E	Dividend	Market
			Assets	Deposits	Assets	TA	Ratio	Ratio	RBC	ROAA	ROATCE	NIM	Ratio	TBV	EPS	EPS	EPS	Yield	Cap
Company	State	Ticker	($M)	(%)	(%)	(%)	(%)	(%)	(%)	(%)	(%)	(%)	(%)	(%)	(x)	(x)	(x)	(%)	($M)
First Interstate BancSystem, Inc.	MT	FIBK	14,644	76.6	0.39	9.35	13.41	14.10	188.3	1.28	15.62	3.99	56.63	193	13.6	12.5	12.1	3.5	2,511

Columbia Banking System, Inc.	WA	COLB	14,080	81.8	0.30¹	10.23	12.37²	13.53²	177.5	1.46	15.47	4.24	57.10	205	14.4	15.5	15.0	2.9	2,760

Glacier Bancorp, Inc.	MT	GBCI	13,684	88.3	0.51¹	10.95	13.74²	14.95²	216.3	1.64	16.28	4.39	53.34	271	17.8	17.2	16.7	2.7	3,910

Banner Corporation	WA	BANR	12,604	92.6	0.36	9.77	11.97	12.93	292.5	1.22	13.08	4.30	61.88	155	12.3	12.7	12.1	3.2	1,843

CVB Financial Corp.	CA	CVBF	11,282	86.9	0.12	12.17	14.93²	15.83²	250.2	1.84	17.63	4.36	37.39	226	14.0	14.9	14.6	3.5	2,910

(1) Bank-level financial data shown
(2) Financial data as of September 30, 2019

Analysis of Precedent Transactions. As described in the joint proxy statement/prospectus, Piper Sandler used publicly-available information to review a group of nationwide merger and acquisition transactions, which is referred to in the joint proxy statement/prospectus as the “Nationwide Precedent Transactions.” The following table summarizes the publicly-available data utilized by Piper Sandler in its analysis of the Nationwide Precedent Transactions.

					Transaction Information							Seller Information
						Price /
								Est. EPS		Core	1-Day
					Deal	LTM	Est.	+ Cost		Deposit	Market	Total	TCE/	LTM	LTM	Effic.	NPAs/
Acquiror		Target		Annc.	Value	Earnings	EPS	Savings	TBV	Prem	Prem	Assets	TA	ROAA	ROAE	Ratio	Assets
Company	St.	Company	St.	Date	($M)	(x)	(x)	(x)	(%)	(%)	(%)	($M)	(%)	(%)	(%)	(%)	(%)
FB Financial Corp.	TN	Franklin Financial Network Inc	TN	1/21/20	620	25.8	14.1	9.8	148	8.8	14.5	3,818	10.2	0.56	6.1	58.5	0.09
United Bankshares Inc.	WV	Carolina Financial Corp.	SC	11/18/19	1,118	16.3	15.2	11.7	207	27.4	15.7	3,980	12.5	1.61	10.4	53.7	0.60
CIT Group Inc.	NY	Mutual of Omaha Bank	NE	8/13/19	1,000	10.9	--	--	125	3.2	--	8,518	9.6	1.09	9.8	72.9	1.48
Simmons First National Corp.	AR	Landrum Co.	MO	7/31/19	447	14.3	--	--	181	8.4	--	3,292	7.5	1.00	13.7	67.2	0.52
WesBanco Inc.	WV	Old Line Bancshares Inc	MD	7/23/19	500	14.0	13.6	9.7	177	12.7	12.7	3,076	9.5	1.20	9.4	50.8	0.27
People's United Financial Inc.	CT	United Financial Bancorp	CT	7/15/19	758	13.2	14.7	6.2	125	4.4	4.5	7,340	8.3	0.79	8.1	67.5	0.68
OFG Bancorp	PR	Scotiabank de Puerto Rico	PR	6/26/19	550	4.9	--	--	115	3.3	--	3,916	25.0	2.75	12.3	52.1	6.51
Valley National Bancorp	NJ	Oritani Financial Corp.	NJ	6/26/19	745	13.7	14.2	11.1	138	10.2	0.5	4,075	13.0	1.28	9.6	34.3	0.27
Prosperity Bancshares Inc.	TX	LegacyTexas Finl Group Inc	TX	6/17/19	2,082	12.7	13.3	10.9	216	21.3	9.3	9,346	10.3	1.75	15.0	44.9	0.67

Net Present Value Analyses. As described in the joint proxy statement/prospectus, Piper Sandler performed an analysis that estimated the net present value per share of Opus common stock under various circumstances and utilizing certain prospective financial information provided by Opus management. Piper Sandler also performed an analysis that estimated the net present value per share of Pacific Premier common stock under various circumstances and utilizing certain prospective financial information provided by Pacific Premier management. For each of the Opus and Pacific Premier net present value analyses, Piper Sandler selected price to earnings and tangible book value multiples based on Piper Sandler’s review of, among other matters, the trading multiples of selected companies that Piper Sandler deemed to be comparable to Opus and Pacific Premier, respectively.

The following table describes the discount rate calculation prepared by Piper Sandler for both Opus common stock and Pacific Premier common stock. In its normal course of business, Piper Sandler employs the Duff & Phelps Cost of Capital Navigator in determining an appropriate discount rate in which the discount rate equals the sum of the risk free rate, the equity risk premium, the size premium and the industry premium.

Risk Free Rate	3.00%	Per Duff & Phelps Normalized Rate
Equity Risk Premium	5.50%	Per Duff & Phelps Cost of Capital Navigator
Size Premium	1.58%	Per Duff & Phelps Cost of Capital Navigator
Industry Premium	1.10%	Per Duff & Phelps Cost of Capital Navigator
Discount Rate	11.18%

Pro Forma Transaction Analysis. As described in the joint proxy statement/prospectus, Piper Sandler analyzed certain potential pro forma effects of the merger on Pacific Premier utilizing certain assumptions, as provided by the senior management of Pacific Premier. For more information about certain of the assumptions provided by Pacific Premier for use in Piper Sandler’s pro forma analysis, see the Investor Presentation filed by Pacific Premier as an exhibit to its Current Report on Form 8-K filed with the SEC on February 3, 2020, which is incorporated by reference in the joint proxy statement/prospectus. Piper Sandler’s analysis indicated that the merger could be accretive to Pacific Premier’s estimated earnings per share (excluding one-time transaction costs and expenses) in the years ending 2020 through 2023 by 5.1%, 14.3%, 10.2% and 7.3% respectively, and dilutive to Pacific Premier’s estimated tangible book value per share at close and December 31, 2020, and December 31, 2021 by 2.7%, 2.0% and 0.2%, respectively.

Supplemental Information Regarding the Interests of Certain Opus Officers and Directors in the Merger

The joint proxy statement/prospectus disclosed under the section entitled “The Merger—Interests of Certain Opus Officers and Directors in the Merger—Golden Parachute Compensation” estimated payments in respect of equity awards for Opus named executive officers assuming performance-based restricted stock units would be deemed at the maximum level (i.e., 175% of target performance level). Although ultimate determination of performance will be made shortly before the consummation of the merger, Opus currently expects that performance-based restricted stock units will be earned at approximately the target level under the terms of the applicable equity plans and award agreements. The estimated value of the equity awards held by Opus’s named executive officers at the target level is disclosed under note 3 to the Golden Parachute Compensation table in the joint proxy statement/prospectus.

Litigation

Anschutz Litigation

On April 2, 2020, PPBI and its directors were named as defendants in a lawsuit brought in U.S. District Court for the Central District of California captioned Anschutz v. Pacific Premier Bancorp, Inc., et al. (Case No. 8:20-cv-00650).  This lawsuit was brought by Bennett Anschutz, a PPBI shareholder.  Mr. Anschutz alleges that PPBI omitted material facts necessary to make certain statements in the joint proxy statement/prospectus contained in PPBI’s Registration Statement, which was declared effective by the SEC on April 7, 2020, not false or misleading.  The defendants intend to file a motion to dismiss the litigation.  The complaint does not specify any damages, but seeks the right to enjoin PPBI’s acquisition of Opus until further disclosures are made, or in the alternative, recover unspecified damages related to the alleged omissions, as well as interest, attorney’s fees and litigation costs.

Opus Shareholder Litigation

On April 21, 2020, the first of two lawsuits was filed against Opus and its directors by alleged Opus shareholders in United States federal district courts, captioned Parshall v. Opus Bank et al. (Case No. 1:20-cv-536, D. Del.); on April 24, 2020, the second lawsuit was filed, captioned Klein v. Opus Bank et al. (Case No. 1:20-cv-536, C.D. Cal.).  Both lawsuits allege substantially similar claims contending that the joint proxy statement/prospectus omits or misstates certain allegedly material information in violation of Sections 14 and 20 of the Securities Exchange Act of 1934.  The Parshall complaint purports to bring that action on behalf of a class of similarly-situated Opus shareholders, and it also alleges a claim against PPBI and Pacific Premier Bank, contending that those entities are liable for the challenged disclosures as “control persons” of Opus.  Both complaints purport to seek, among other things, an order enjoining the consummation of the Proposed Merger and requiring the disclosure of additional or corrected information, or unspecified money damages or other monetary relief.

The defendants in each of the cases described above believe that that the lawsuits are without merit. Nothing in this Form 8-K shall be deemed to be an admission of the merits of any claims asserted in the actions or of legal necessity or materiality under applicable laws of any of the disclosures set forth herein, all of which is denied expressly by PPBI and Opus.

Forward-Looking Comments

This Form 8-K, the joint proxy statement/prospectus and the documents that we incorporate by reference therein contain “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995 regarding the financial condition, results of operations, business plans and the future performance of Pacific Premier and Opus. Words such as “anticipates,” “believes,” “estimates,” “expects,” “forecasts,” “intends,” “plans,” “projects,” “could,” “may,” “should,” “will” or other similar words and expressions are intended to identify these forward-looking statements. These forward-looking statements are based on Pacific Premier’s and Opus’s current expectations and assumptions regarding Pacific Premier’s and Opus’s businesses, the economy, and other future conditions. Because forward-looking statements relate to future results and occurrences, they are subject to inherent uncertainties, risks, and changes in circumstances that are difficult to predict. Many possible events or factors could affect Pacific Premier’s or Opus’s future financial results and performance and could cause actual results or performance to differ materially from anticipated results or performance. Such risks and uncertainties include, among others: the occurrence of any event, change or other circumstances that could give rise to the right of one or both of the parties to terminate the definitive agreement and plan of reorganization between Pacific Premier and Opus, the outcome of any legal proceedings that may be instituted against Pacific Premier or Opus, delays in completing the transaction, the failure to obtain necessary regulatory approvals (and the risk that such approvals may result in the imposition of conditions that could adversely affect the combined company or the expected benefits of the transaction) and shareholder approvals or to satisfy any of the other conditions to the transaction on a timely basis or at all, the possibility that the anticipated benefits of the transaction are not realized when expected or at all, including as a result of the impact of, or problems arising from, the integration of the two companies or as a result of the strength of the economy and competitive factors in the areas where Pacific Premier and Opus do business, the possibility that the transaction may be more expensive to complete than anticipated, including as a result of unexpected factors or events, diversion of management’s attention from ongoing business operations and opportunities, potential adverse reactions or changes to business or employee relationships, including those resulting from the announcement or completion of the transaction, the ability to complete the transaction and integration of Pacific Premier and Opus successfully, the dilution caused by Pacific Premier’s issuance of additional shares of its capital stock in connection with the transaction, and the outbreak of COVID-19 and its effects on the economic and business environments in which Pacific Premier and Opus operate, which may adversely affect the businesses in which Pacific Premier and Opus are engaged. Except to the extent required by applicable law or regulation, each of Pacific Premier and Opus disclaims any obligation to update such factors or to publicly announce the results of any revisions to any of the forward-looking statements included herein to reflect future events or developments. Further information regarding Pacific Premier, Opus and factors which could affect the forward-looking statements contained herein can be found in Pacific Premier’s Annual Report on Form 10-K for the fiscal year ended December 31, 2019 and its other filings with the SEC, and in Opus’s Annual Report on Form 10-K for the fiscal year ended December 31, 2019 and its other filings with the Federal Deposit Insurance Corporation (“FDIC”).

Pacific Premier and Opus specifically disclaim any obligation to update any factors or to publicly announce the result of revisions to any of the forward-looking statements included herein to reflect future events or developments.

Important Other Information

INVESTORS AND SECURITY HOLDERS ARE ENCOURAGED TO READ THE REGISTRATION STATEMENT AND JOINT PROXY STATEMENT/PROSPECTUS (AND ANY OTHER DOCUMENTS FILED WITH THE SEC OR THE FDIC IN CONNECTION WITH THE TRANSACTION OR INCORPORATED BY REFERENCE INTO THE JOINT PROXY STATEMENT/PROSPECTUS) BECAUSE SUCH DOCUMENTS CONTAIN IMPORTANT INFORMATION REGARDING THE PROPOSED MERGER AND RELATED MATTERS. Investors and security holders are able to obtain the Registration Statement, the joint proxy statement/prospectus, and any other documents Pacific Premier has filed with the SEC, free of charge at the SEC’s website, http://www.sec.gov or by accessing Pacific Premier’s website at www.ppbi.com under the “Investors” link and then under the heading “SEC Filings”. Investors and security holders are able to obtain the documents, and any other documents Opus Bank has filed with the FDIC, free of charge at Opus Bank’s website at www.opusbank.com under the tab “Investor Relations” and then under the heading “Presentations & Filings”. In addition, documents filed with the SEC by Pacific Premier or with the FDIC by Opus Bank will be available free of charge by (1) writing Pacific Premier at 17901 Von Karman Avenue, Suite 1200, Irvine, CA 92614, Attention: Investor Relations, or (2) writing Opus at 19900 MacArthur Boulevard, 12th Floor, Irvine, CA 92612, Attention: Investor Relations.

The directors, executive officers and certain other members of management and employees of Pacific Premier may be deemed to be participants in the solicitation of proxies in connection with the proposed transaction from the shareholders of Pacific Premier. Information about Pacific Premier’s directors and executive officers is included in the proxy statement for its 2020 annual meeting of Pacific Premier shareholders, which was filed with the SEC on April 8, 2020, and Pacific Premier's Form 10-K/A, which was filed on April 3, 2020.

The directors, executive officers and certain other members of management and employees of Opus Bank may also be deemed to be participants in the solicitation of proxies in connection with the proposed transaction from the shareholders of Opus Bank. Information about the directors and executive officers of Opus Bank is included in Opus Bank's Form 10-K/A filed with the FDIC on March 24, 2020. Additional information regarding the interests of those participants and other persons who may be deemed participants in the transaction may be obtained by reading the joint proxy statement/prospectus regarding the proposed acquisition. Free copies of this document may be obtained as described above.

Before making any voting or investment decision, shareholders of Pacific Premier and Opus Bank are urged to read carefully the entire Registration Statement and joint proxy statement/prospectus, including all amendments thereto, because they contain important information about the proposed transaction, Pacific Premier and Opus Bank. Free copies of these documents may be obtained as described above.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

PACIFIC PREMIER BANCORP, INC.

Dated:	April 28, 2020	By:	/s/ Steven R. Gardner
Steven R. Gardner
Chairman, President and Chief Executive Officer